UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2024
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SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 904-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth under the heading Additional Capped Call Transactions in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading Option Notes in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under the heading Option Notes in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Option Notes (as defined below in Item 8.01) were issued to the Initial Purchasers (as defined below in Item 8.01) in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Option Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of common stock of Synaptics Incorporated (the “Company”) that may be issued upon conversion of the Option Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. A maximum of 5,980,860 shares of the Company’s common stock may be issued upon conversion of the Notes (as defined below in Item 8.01), based on the initial maximum conversion rate of 13.2908 shares of the Company’s common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

Option Notes

On November 22, 2024, the Company was notified by the initial purchasers (the “Initial Purchasers”) of the 0.75% Convertible Senior Notes due 2031 (the “Original Notes”) issued in the previously announced private offering, which closed on November 19, 2024, of the exercise in full of their option to purchase an additional $50.0 million in aggregate principal amount of 0.75% Convertible Senior Notes due 2031 (the “Option Notes,” and together with the Original Notes, the “Notes”). On November 26, 2024, the Company closed on the issuance of the Option Notes to the Initial Purchasers. The net proceeds from the sale of the Option Notes were approximately $48.6 million after deducting the Initial Purchasers’ discounts and commissions. The Company used approximately $5.5 million of the net proceeds from the sale of the Option Notes to pay the cost of the Additional Capped Call Transactions described below.

The Option Notes have the same terms as the Original Notes issued on November 19, 2024 and were issued under the same Indenture as the Original Notes dated as of November 19, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee, which terms are described in the Company’s Current Report on Form 8-K filed on November 19, 2024 (the “Prior 8-K”). The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, including the Form of Global Note attached as Exhibit A thereto, which was filed as Exhibit 4.1 to the Prior 8-K and is incorporated herein by reference.

Additional Capped Call Transactions

On November 22, 2024, in connection with the sale of the Option Notes, the Company entered into privately negotiated capped call transactions (collectively, the “Additional Capped Call Transactions”) with each of BNP Paribas, Deutsche Bank AG, London Branch (through its agent Deutsche Bank Securities, Inc.), The Toronto-Dominion Bank (represented by TD Securities (USA) LLC as its agent) and UBS AG, London Branch (represented by UBS Securities LLC as its agent) (collectively, the “Option Counterparties”). The Additional Capped Call Transactions cover, subject to anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Option Notes, and are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the Option Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Option Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Additional Capped Call Transactions. The cap price of the Additional Capped Call Transactions is initially $150.48 per share, which represents a premium of 100.0% over the last reported sale price of the Company’s common stock on the Nasdaq Global Select Market on November 14, 2024. The cost of the Additional Capped Call Transactions was approximately $5.5 million.

The above description of the Additional Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Additional Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1	Form of Confirmation for the Additional Capped Call Transactions.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	November 26, 2024	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary